Exhibit 99.1

	CONTACT:	Scott B. Flaherty
NEWS RELEASE		Executive Vice President & Chief Financial Officer
561.413.0112

Willis Lease Finance Corporation Reports Solid Third Quarter 2026 Financial Results with Record Revenues and Income From Investments

COCONUT CREEK, FL — November 3, 2026 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and global provider of aviation services, today announced its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights (All metrics compared to third quarter 2025, except where noted)

•Record quarterly total revenue of $246.3 million, an increase of 34.3%
•Record quarterly lease rent revenue of $84.4 million, an increase of 10.2%
•Quarterly maintenance services revenue of $11.2 million, an increase of 208.5%
•Quarterly management and advisory fees of $4.5 million, an increase of 140.0%
•Record quarterly income from investments of $7.3 million, an increase of 40.8%

“Year to date we have focused on launching Willis Aviation Capital and growing AUM,” said Austin Willis, CEO of Willis Lease Finance Corporation, “as we now refocus on growing the entire Willis platform, inclusive of our balance sheet, we expect profits in our core leasing business to accelerate as we realize economies of scale.”

Third Quarter 2026 Operating Results

Lease rent revenue increased by $7.8 million, or 10.2%, to $84.4 million in the three months ended September 30, 2026 from $76.6 million for the three months ended September 30, 2025. The increase is due to an increase in the average size of the portfolio as compared to that of the prior year period and a strong lease rate factor.

During the third quarter of 2026, the Company recognized $2.6 million of long-term maintenance revenue, compared to $29.5 million for the quarter ended September 30, 2025, as the maintenance reserves and end-of-lease payments for assets coming off lease with long-term conditions were higher in the prior comparable period. Long-term maintenance revenue is influenced by end-of-lease compensation and the realization of long-term maintenance reserves associated with assets coming off lease. Engines on lease with “non-reimbursable” usage fees generated $36.8 million of short-term maintenance revenues, compared to $46.6 million in the comparable prior period. Short-term maintenance revenues are a proxy for flight time of our portfolio of engines.

Spare parts and equipment sales increased by $92.7 million, to $98.1 million for the three months ended September 30, 2026, compared to $5.4 million for the three months ended September 30, 2025. Spare parts sales were $9.1 million and $5.4 million for the three months ended September 30, 2026 and 2025, respectively, an increase of $3.7 million, or 67.8%, compared to the same period in 2025. The increase in spare parts sales reflects variations in the timing of sales to third-party customers and is not reflective of intra-company sales as the parts business provides used serviceable material across the broader Willis platform. Equipment sales for the three months ended September 30, 2026 were $89.1 million for the sale of five aircraft, two engines, and one airframe. There were no equipment sales for the three months ended September 30, 2025. The increase in equipment sales primarily reflects the sale of five aircraft acquired in connection with the WNG Acquisition to the Company’s joint venture, Willis Mitsui & Company Engine Support Limited (“WMES”), where the Company acted in a warehouse capacity to effect these transactions.

For the quarter ended September 30, 2026, the gain on sale of leased equipment was $5.5 million, reflecting the sale of eight engines and other parts and equipment from the lease portfolio. During the three months ended September 30, 2025, the Company sold 10 engines, one airframe, and other parts and equipment for a net gain of $16.1 million.

The book value of lease assets owned either directly or through WLFC’s joint ventures, inclusive of the Company’s equipment held for operating lease, maintenance rights, notes receivable, and investments in sales-type leases was $4,174.2 million as of September 30, 2026.

The value of our assets under management, inclusive of the book value of WLFC’s on-balance sheet assets as well as leased assets in our joint ventures, third-party managed assets, and managed fund portfolios was $4.9 billion as of September 30, 2026.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

We analyze our financial data to evaluate the health of our business and assess our performance. As appropriate, in addition to income or loss from operations under GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to evaluate our business. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance as it excludes certain items that may not be indicative of our recurring operating results. We also believe that investors, in addition to management, benefit from referring to this non-GAAP financial measure in assessing our performance, when viewed together with our GAAP results. While items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating performance, it can be useful to exclude such items as they can vary significantly between periods and or not be indicative of current or future operating results.

Because non-GAAP financial measures are not standardized, our calculation of Adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in insolation from, or as a substitute for, financial information performed in accordance with GAAP.

We define Adjusted EBITDA as net income attributable to common shareholders, excluding (i) income tax expense, (ii) interest expense, (iii) preferred stock dividends/costs, (iv) loss on debt extinguishment, (v) depreciation and amortization expense, (vi) stock compensation expense, (vii) write-down of equipment, (viii) acquisition, financing and divestitures related expenses, and (ix) other items not indicative of our ongoing operating performance.

Adjusted EBITDA was approximately $100.9 million and $135.0 million for the three months ended September 30, 2026 and 2025, respectively, and $345.5 million and $354.4 million for the nine months ended September 30, 2026 and 2025, respectively. See below for the reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income attributable to common shareholders.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income attributable to common shareholders	$10,228	$22,885	$62,635	$97,316
Add: Income tax expense	7,126	18,893	26,709	41,198
Add: Interest expense	32,243	34,177	94,565	99,840
Add: Preferred stock dividends/costs	1,446	1,439	4,291	4,254
Add: Loss on debt extinguishment	562	2,963	13,010	2,963
Add: Depreciation and amortization expense	31,367	28,662	90,613	81,236
Add: Stock compensation expense	12,262	11,281	38,717	34,939
Add: Write-down of equipment	4,450	10,201	10,509	23,768
Add: Acquisition, financing and divestitures related expenses	1,164	676	5,966	1,504
Add: Other (1)	35	3,826	(1,546)	(32,622)
Adjusted EBITDA	$100,883	$135,003	$345,469	$354,396
________________________________________________________

1.During the three months ended September 30, 2026 and 2025, the Company recognized $11 thousand and $3.8 million, respectively, and $(1.6) million and $10.3 million, respectively, during the nine months ended September 30, 2026 and 2025 in non-recurring project expenses associated with the sustainable aviation fuel project, which the Company decided to cease further investment in. The negative expense recognized during the nine-month period ended September 30, 2026 reflects government grant proceeds recognized. Additionally, during the three and nine months ended September 30, 2026, the Company recognized $24 thousand in expense associated with reincorporation, and during the nine months ended September 30, 2025, the Company recognized $43.0 million in relation to the gain on sale of the BAML business.

Balance Sheet
As of September 30, 2026, the Company had $3,024.4 million of equipment held in our operating lease portfolio, $128.6 million of notes receivable, and $146.5 million of maintenance rights, which represented 341 engines, 31 aircraft, one marine vessel, and other leased parts and equipment. As of December 31, 2025, the Company had $2,801.7 million of equipment held in our operating lease portfolio, $139.9 million of notes receivable, $30.6 million of maintenance rights, and $16.6 million of investments in sales-type leases, which represented 363 engines, 20 aircraft, one marine vessel and other leased parts and equipment.

Conference Call

WLFC will hold a conference call led by the executive management team today at 10:00 a.m. Eastern Time to discuss its third quarter 2026 results.

To participate in the conference call, please use the following dial-in numbers:

U.S. and Canada: +1 (800) 330-6730
International: +1 (786) 297-8585
Conference ID: 6125236
Participant Passcode: 974110

The conference call may also be accessed by registering via the following link:
https://event.webcasts.com/starthere.jsp?ei=1759374&tp_key=c0ab3b632b

A digital replay will be available two hours after the completion of the conference call. To access the replay, please visit the Investor Relations sections of our website at https://www.wlfc.global/investor-center.

About Willis Lease Finance Corporation

Willis Lease Finance Corporation (WLFC) leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO, and ground and cargo handling services.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. By their nature, forward-looking statements involve a number of inherent risks, uncertainties and assumptions and are subject to change in circumstances that are difficult to predict and many of which are outside of our control. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed, either expressly or implicitly, in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and natural disasters; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors, as well as the impact of new or increased tariffs; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
REVENUE
Lease rent revenue	$84,379	$76,552	10.2%	$238,901	$216,559	10.3%
Maintenance reserve revenue	39,326	76,054	(48.3)%	141,294	181,656	(22.2)%
Spare parts and equipment sales	98,131	5,394	1,719.3%	140,998	53,988	161.2%
Interest revenue	2,585	3,360	(23.1)%	6,556	10,943	(40.1)%
Gain on sale of leased equipment	5,452	16,134	(66.2)%	55,449	48,153	15.2%
Gain on sale of financial assets	—	—	nm	592	378	56.6%
Maintenance services revenue	11,217	3,636	208.5%	29,969	17,253	73.7%
Management and advisory fees	4,515	1,881	140.0%	17,934	6,431	178.9%
Other revenue	717	378	89.7%	2,992	1,262	137.1%
Total revenue	246,322	183,389	34.3%	634,685	536,623	18.3%

EXPENSES
Depreciation and amortization expense	31,367	28,662	9.4%	90,613	81,236	11.5%
Cost of spare parts and equipment sales	91,070	6,684	1,262.5%	120,584	50,109	140.6%
Cost of maintenance services	12,918	5,135	151.6%	32,128	19,085	68.3%
Write-down of equipment	4,450	10,201	(56.4)%	10,509	23,768	(55.8)%
General and administrative	48,732	49,190	(0.9)%	160,895	147,339	9.2%
Technical expense	13,495	8,352	61.6%	33,130	22,090	50.0%
Net finance costs:
Interest expense	32,243	34,177	(5.7)%	94,565	99,840	(5.3)%
Loss on debt extinguishment	562	2,963	(81.0)%	13,010	2,963	339.1%
Total net finance costs	32,805	37,140	(11.7)%	107,575	102,803	4.6%
Total expenses	234,837	145,364	61.6%	555,434	446,430	24.4%

Income from operations	11,485	38,025	(69.8)%	79,251	90,193	(12.1)%
Gain on sale of business	—	—	nm	—	42,950	(100.0)%
Income from investments	7,311	5,192	40.8%	14,532	9,625	51.0%
Income before income taxes	18,796	43,217	(56.5)%	93,783	142,768	(34.3)%
Income tax expense	7,126	18,893	(62.3)%	26,709	41,198	(35.2)%
Net income	11,670	24,324	(52.0)%	67,074	101,570	(34.0)%
Net income (loss) attributable to noncontrolling interests	(4)	—	nm	148	—	nm
Net income attributable to WLFC	11,674	24,324	(52.0)%	66,926	101,570	(34.1)%
Preferred stock dividends	1,376	1,369	0.5%	4,082	4,045	0.9%
Accretion of preferred stock issuance costs	70	70	—%	209	209	—%
Net income attributable to common shareholders	$10,228	$22,885	(55.3)%	$62,635	$97,316	(35.6)%

Basic weighted average income per common share	$0.48	$1.12		$3.00	$4.82
Diluted weighted average income per common share	$0.47	$1.08		$2.86	$4.63

Basic weighted average common shares outstanding	21,154	20,439		20,875	20,208
Diluted weighted average common shares outstanding	21,941	21,093		21,904	21,021

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$11,061	$16,441
Restricted cash	122,610	530,500
Equipment held for operating lease, less accumulated depreciation	3,024,361	2,801,683
Maintenance rights	146,479	30,632
Equipment held for sale	151,282	20,509
Receivables, net	45,739	35,717
Spare parts inventory	52,082	56,577
Investments	167,361	104,250
Property, equipment & furnishings, less accumulated depreciation	77,026	73,835
Intangible assets, net	6,292	271
Notes receivable, net	128,595	139,945
Investments in sales-type leases, net	—	16,595
Due from affiliates	3,152	—
Other assets	116,323	109,360
Total assets	$4,052,363	$3,936,315

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$145,874	$105,706
Deferred income taxes	290,061	228,547
Debt obligations	2,524,677	2,700,338
Maintenance reserves	201,671	116,185
Security deposits	28,951	24,651
Unearned revenue	29,966	35,350
Due to affiliates	607	—
Total liabilities	3,221,807	3,210,777

Redeemable preferred stock ($0.01 par value)	97,992	63,401

Shareholders’ equity:
Common stock ($0.01 par value)	228	229
Paid-in capital in excess of par	83,517	72,510
Retained earnings	644,228	590,785
Accumulated other comprehensive income (loss), net of tax	1,518	(1,387)
Total Willis Lease Finance Corporation shareholders’ equity	729,491	662,137
Noncontrolling interests	3,073	—
Total equity	732,564	662,137
Total liabilities, redeemable preferred stock and equity	$4,052,363	$3,936,315